UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2019

PARALLAX HEALTH SCIENCES, INC.

(Exact name of Company as specified in its charter)

Nevada	000-52534	46-4733512
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1327 Ocean Avenue, Suite B Santa Monica, CA 90401 (Address of principal executive offices) 310-899-4442 (Registrant’s Telephone Number)
Copy of all Communications to: Peter V. Hogan Buchalter 1000 Wilshire Boulevard, Suite 1500 Los Angeles, CA 90017 (213) 891-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Parallax” mean Parallax Health Sciences, Inc., a Nevada corporation, and its subsidiaries, unless otherwise indicated.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS: CHANGE IN FISCAL YEAR.

On December 24, 2018, the holders of more than a majority of the voting power of the stockholders of Parallax Health Sciences, Inc., a Nevada corporation, approved the increase of its authorized shares of common stock from 250,000,000 to 500,000,000, par value $0.001 per share (the “Increase of Common Stock”). On the same day, the Board of Directors of the Company adopted the resolution to amend its Articles of Incorporation to effect the Increase of Common Stock.

The Company filed a Certificate to Accompany Amended and Restated Articles of Incorporation and the Amended and Restated Articles of Incorporation (the “Amendment”) with Nevada's Secretary of State and requested an effective date of January 28, 2019 for the Increase of Common Stock. On January 29, 2019, the Company received a filed and stamped copy of the Amendment from the Secretary of State of Nevada, with an effective date of January 28, 2019 for the Increase of Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLAX HEALTH SCIENCES, INC.

Dated: January 29, 2019	/s/ Calli R. Bucci
Calli R. Bucci
Chief Financial Officer